UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2005

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 6, 2005, the Executive Committee of Rohm and Haas Company approved restructuring initiatives to further improve the efficiency of the Company's manufacturing network in Europe across several chemical businesses. In addition, the Executive Committee also approved restructurings of the Company's Electronic Materials business including its manufacturing, research and development and sales and marketing organizations in Europe and North America, primarily associated with its Circuit Board Technologies business. The combined restructuring initiatives involve the closing or partial shutdown of manufacturing facilities in the United Kingdom and Germany, and include the elimination of approximately 400 positions from the Company's global workforce.

"The manufacturing realignments within several of our chemical businesses reflect the lower demand in many of their European markets, as well as the need to improve operating efficiencies and reduce excess capacity in the region," said Pierre Brondeau, Vice President and Group Business Executive, Electronic Materials, and European Regional Director. "The Electronic Materials realignment reflects the continued migration of some of its markets, particularly the printed circuit board market, from Europe and North America to Asia-Pacific. We are committed to maximizing the growth opportunities we see in all our key markets throughout Europe, while aligning our operations to be closer to the customer base and increasing operating efficiencies."

As a result of the restructurings, which will be completed within 12 to 18 months, the Company expects total pre-tax charges for the fourth quarter 2005 to be approximately $65 million, resulting in a fourth quarter 2005 restructuring charge of approximately $0.20 per share. The cost savings initiatives are expected to yield pre-tax savings of approximately $35 million annually. The restructuring charges include pre-tax asset impairment charges of approximately $35 million, and cash charges related to termination benefits and other expenses of approximately $30 million. The initiatives are expected to generate future pre-tax cash charges of approximately $10 million to close the facilities.

A copy of a press release issued by Rohm and Haas Company announcing these charges is attached as exhibit 99.1 to this form.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

December 12, 2005	By:	Jacques M. Croisetiere

Name: Jacques M. Croisetiere
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 12, 2005